Exhibit 10.2

VARIATION BIOTECHNOLOGIES (US), INC.

2006 STOCK OPTION PLAN

1.     Purpose

The purpose of this 2006 Stock Option Plan (the “Plan”) of Variation Biotechnologies (US), Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), including Variation Biotechnologies, Inc., a corporation organized under the Canada Business Corporations Act and a subsidiary of the Company, and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.     Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options (each, an “Option”) under the Plan. Each person who has been granted an Option under the Plan shall be deemed a “Participant”.

3.     Administration and Delegation

(a)     Administration by Compensation Committee. The Plan will be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

4.     Stock Available for Grant. Subject to adjustment under Section 8, grants of Options may be made under the Plan for up to One Million One Hundred Ninety-One Thousand Six Hundred Ninety-Nine (1,191,699) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Option being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.     Stock Options

(a)     General. The Committee may grant Options to purchase Common Stock and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Non-Qualified Stock Option”.

(b)     Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) does not qualify as an Incentive Stock Option.

(c)     Exercise Price. The Committee shall establish the exercise price at the time each Option is granted and specify it in the agreement evidencing the applicable Option (the “Option Agreement”). In the case of any Option granted pursuant to this Plan, the exercise price shall not be (i) less than 100% of the Fair Market Value (as hereinafter defined) of the Common Stock at the time of grant of such Option, or (ii) less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) (a “10% Shareholder”); provided, however that the Committee may provide for approve a one-time issuance of certain Options at an exercise price of less than Fair Market Value in connection with, and pursuant to the terms and conditions of, that certain Securities Exchange Agreement, by and among the Company and the parties thereto (the “Below Market Options”); provided, further, that no Below Market Option shall be granted as an Incentive Stock Option under the Plan and the number of shares of Common Stock of the Company available for purchase upon exercise of all Below Market Options shall not exceed, in the aggregate, Three Hundred Thousand Sixty-Nine One Hundred Thirty-Three (369,133) shares.

For all purposes of the Plan and any agreement evidencing an Option, “Fair Market Value” of the Common Stock shall be calculated in good faith by the Board and approved by the Committee.

(d)     Cancellation and New Grant of Options, Etc. The Committee shall have the authority to effect, at any time and from time to time, with the consent of affected Participants, (i) the cancellation of any or all outstanding Options and the grant in substitution therefore of new Options covering the same or different shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options, or (ii) unless doing so would have the effect of causing an Incentive Stock Option to be treated as a Non-Qualified Option, the amendment of the terms of any and all outstanding Options to provide an exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding Options. The consent of affected Participants shall not be required in connection with the Committee’s (A) cancellation of any or all outstanding Options if the affected Participant receives new options to acquire shares of the capital stock of the Company or another corporation, and (B) in the reasonable opinion of the Committee, the total value of such new Options is not less than the total value of the cancelled Options.

(e)     Duration of Options. Subject to the earlier termination under other provisions of this Plan, each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement; provided, that such expiration date shall not be later than ten (10) years after the date on which the Option is granted, and if no such date is provided, ten (10) years after the date on which the Option is granted, and in the case of an Incentive Stock Option issued to a 10% Shareholder, such expiration date shall not be later than five (5) years after the date on which the Incentive Stock Option is granted.

(f)     Vesting. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Option Agreement. Except as otherwise may be provided in the Option Agreement or as otherwise determined by the Committee, each Option granted by the Company shall vest as follows:

One-fourth (25%) of the total number of shares subject to the grant shall be exercisable as of the first (1st) anniversary of the date of grant, and thereafter an additional 1/48 (or 2.0833%) of the such number of shares may be exercised as of the last day of each of the next thirty-six (36) months thereafter (commencing on the last day of the month during which such first anniversary occurs) until one hundred percent (100%) of the total number of shares have vested by the fourth anniversary of the date of grant.

Unless otherwise provided in the applicable Option Agreement and subject to applicable exercise periods as set forth in this Plan or in the applicable Option Agreement, vesting of each Option shall terminate upon the cessation reason of the Participant’s employment or other business relationship with the Company. Each Option shall be exercisable only to the extent it is then vested.

(g)     Exercise of Option. Options may be exercised in accordance with the terms of the applicable Option Agreement by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised.

(h)     Payment Upon Exercise. Unless otherwise provided in the applicable Option Agreement, Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)     in cash or by check payable to the order of the Company;

(2)     when the Common Stock is registered under the Exchange Act, and except as the Committee may, in its sole discretion, otherwise provide in an Option Agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)     when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value as determined by (or in a manner approved by) the Committee, provided (i) such method of payment is then permitted under applicable law, and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(4)     to the extent permitted by the Committee, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Committee may determine;

(5)     to the extent permitted by the Committee, in its sole discretion, in lieu of payment of additional consideration, the Participant may receive shares of Common Stock equal to the value of the Option or any portion hereof by surrender of this Option or such portion to the Company, by “net issuance”. Thereupon, the Company shall issue to the Holder such number of shares of Common Stock using the following formula:

Net Issue Shares = No. of Exercise Shares x (Fair Market Value Per Share - Exercise Price Per Share)

       Fair Market Value Per Share

As used herein, “No. of Exercise Shares” means the number of shares of Common Stock covered by this Option in respect of which the net issue election is made pursuant to this subsection, and “Exercise Price” shall mean the exercise price per share of Common Stock pursuant to the Option; or

(6)     by any combination of the above permitted forms of payment.

(i)     Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Options in substitution for any options granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(j)     Additional Incentive Stock Option Requirements. Incentive Stock Options granted under the Plan are subject to the minimum exercise rules set forth in subparagraph 5(c) hereof, the option period rules of subparagraph 5(e) hereof, and various other restrictions set forth elsewhere in the Plan. In addition, Incentive Stock Options are subject to the following:

(1)     Each Incentive Stock Option granted under the Plan shall, at the time of grant, be specifically designated as such in the Option Agreement.

(2)      In no event shall the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of Common Stock for which Incentive Stock Options granted to an employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) exceed One Hundred Thousand Dollars (US $100,000.00); provided, however, that this subparagraph (2) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as Incentive Stock Options to qualify as incentive stock options within the meaning of Section 422 of the Code. Any Option which would, but for its failure to satisfy the foregoing restriction, qualify as an Incentive Stock Option shall nevertheless be a valid Option, but to the extent of such failure it shall be deemed to be a Non-Qualified Option.

(3)     No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has continuously since the date of grant of the Incentive Stock Option, employed by the Company, except that:

(A)     An Incentive Stock Option may be exercised within the period of three (3) months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the Option Agreement); provided, however, that the Option Agreement may designate a longer exercise period, in which case the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option.

(B)     If the Participant dies while in the employ of the Company, or within three (3) months after the Participant ceases to be such an employee of the Company, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the Option Agreement).

(C)     If the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of six (6) months after the date the Participant’s employment ceases because of such disability (or within such lesser period as may be specified in the Option Agreement).

For all purposes of the Plan and any agreement evidencing grant of an Option, “employment” shall be defined accordance with the provisions of Treasury Regulation Section 1.421-7(h) under Code (or any successor regulations). Notwithstanding the foregoing, no Incentive Stock Option may be exercised after its expiration date.

(k)     Restrictions on Transfer. Each Option Agreement may, at the discretion of the Committee, set forth transfer restrictions (such as a Company right of first refusal and/or grant the Company the right to repurchase all or part of the shares of Common Stock issued) upon exercise of an Option at their issue price or other stated or formula price in the event of the termination of the Participant’s employment or other relationship with the Company.

6.     Adjustments for Changes in Common Stock and Certain Other Events

(a)     Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, and (ii) the number and class of securities and Exercise Price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate without the prior consent of the affected Participant. If this Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 6(a) shall not be applicable.

(b)     Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Committee shall upon written notice to the Participants provide that all then unexercised Options will terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

(c)     Reorganization Events

(1)     Definition. A “Reorganization Event” shall mean: (a) any consolidation, or merger of the Company into or with any other entity or entities (except a consolidation or merger with or into a wholly-owned subsidiary of the Company or a consolidation or merger in which either (i) the Company’s voting shares outstanding immediately prior to such transaction continue to represent a majority by voting power of the voting shares, outstanding immediately following the transaction on a fully-diluted basis, or (ii) the shares issued in exchange for the Company’s voting shares outstanding immediately prior to such transaction represent a majority by voting power of the voting shares of the continuing or resulting entity immediately following the transaction on a fully diluted basis); (b) any sale or other disposition (or series of related sales or dispositions) of all or substantially all of the outstanding stock of the Company (other than a spin off or similar transaction); or (c) any sale, license, lease or disposition of all or substantially all of the assets of the Company.

(2)     Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Committee shall provide that all outstanding Options shall be assumed, or that options of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event be substituted. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) (a) does not agree to assume, or substitute for, such Options, or (b) terminates any Participant within twelve (12) months following the date of the Reorganization Event, then the Committee shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Committee may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate Exercise Price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

If any Option provides that it may be exercised for shares of Common Stock which remain subject to a repurchase right in favor of the Company, upon the occurrence of a Reorganization Event, any shares of restricted stock received upon exercise of such Option shall be treated in accordance with Section 6(c)(3), below.

(3)     Consequences of a Reorganization Event on Certain Options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Option which provides that it may be exercised for shares of Common Stock subject to such repurchase or other right shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Option.

7.     General Provisions Applicable to Options

(a)     Transferability of Options. Except as the Committee may otherwise determine or provide in an agreement evidencing an Option granted hereunder, no Option may be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent, succession and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)     Documentation. Each Option shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan. Upon delivery of the documentation evidencing the Option, the person who has been granted the Option shall be a Participant.

(c)     Committee Discretion. Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Committee need not treat Participants uniformly.

(d)     Effect of Termination of Employment or Other Relationship. Notwithstanding subparagraph 5(e) and subparagraph 5(h) with respect to Incentive Stock Options, and except as set forth in an Option Agreement or as the Committee shall otherwise determine with respect to the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or other the person to whom is designated by will of the Participant or by the laws of descent and distribution (the “Designated Beneficiary”) may exercise rights under the Option:

(1)     if a Participant dies, the portion of the Option that is exercisable at the date of death of the Participant may be exercised by the legal representatives or Designated Beneficiary of the Participant during the period ending six (6) months after the death of the Participant, after which period the Option shall terminate;

(2)     if a Participant resigns his or her office or employment (except pursuant to Section 7(d)(6) below), or a Participant’s contract as a consultant terminates at its normal termination date, the portion of the Option that is exercisable at the date of resignation or termination may be exercised by the Participant during the period ending ninety (90) days after the date of resignation or termination, after which period all Options terminate;

(3)     subject to the second paragraph of Section 6 (c)(2) upon a Reorganization Event, if a Participant is terminated without Cause, including a constructive dismissal, or a Participant’s contract as a consultant is terminated by the Company before its normal termination date without Cause, the portion of the Option that is exercisable at the date of termination may be exercised by the Participant during the period ending ninety (90) days after the date of termination, after which period the Option shall terminate. For greater certainty, the date of termination hereunder is the actual date of termination of office or employment or the provision of services by a Participant and will not be deemed to include any period during which the Participant is in receipt of or is eligible to receive any statutory or common law notice or severance payments;

(4)     if a Participant attains the mandatory retirement age as established by the Company from time to time, all Options will become exercisable and may be exercised by the Participant during the period ending twelve (12) months after the date of retirement, after which period all Options terminate;

(5)     if a Participant’s employment ceases due to permanent disability, the portion of the Option that is exercisable at the date of cessation may be exercised by the Participant or its legal representative during the period ending twelve (12) months after the date of cessation, after which period the Option shall terminate; and

(6)     an Option (either vested or not vested) of a Participant will terminate immediately upon the dismissal from his or her office or employment for Cause or upon the termination of a Participant’s contract as a consultant before its normal termination date for Cause, including where a Participant resigns his or her office or employment or terminates his or her contract as a consultant after being requested to do so by the Company as an alternative to being dismissed or terminated by the Company for Cause. For purposes of this Plan and any agreement evidencing an Option and if not otherwise defined in a Participant’s employment agreement or other agreement governing the Participant’s relationship with the Company, “Cause” means, with respect to a Participant who is a resident of Québec, any conduct that constitutes “serious reason” according to the laws of Québec, and in the case of all other Participants, as set forth below. Without limiting the generality of the foregoing, with respect to all employees of the Company, Cause includes the following, as reasonably determined by the Board acting in good faith:

(A)     the Participant’s breach of any fiduciary duty or legal or contractual obligation in connection with his or her employment by, or service to, the Company;

(B)     the engaging by the Participant in any act, or any omission by the Participant, which is injurious to the Company or its reputation financially or otherwise including, without limitation, gross negligence, willful misconduct, fraud, embezzlement, acts of dishonesty, or a conflict of interest relating to the affairs of the Company or any of its subsidiaries or affiliates;

(C)     the conviction of or entering of a plea of nolo contendere by the Participant to (x) any misdemeanor relating to the affairs of the Company or any of its subsidiaries or affiliates; or (y) any felony or indictable offence; or

(D)     the engaging by the Participant in any violation of any federal, state, provincial laws or foreign securities laws.

(e)     Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in connection with Options to such Participant no later than the date of the event creating the tax liability. Except as the Committee may otherwise provide in an Option, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state or provincial tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)     Amendment of Option. Except as may otherwise be provided herein, the Committee may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant and provided further that such amendment modification or termination does not trigger the application of Code Section 409A.

(g)     Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) if required by the Company, the Participant has executed and delivered to the Company the Company’s form of confidentiality and assignment of inventions agreement, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.     Miscellaneous

(a)     No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b)     No Rights As Stockholder. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)     Term of Plan; Effective Date. Unless sooner terminated as provided elsewhere in the Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth (10th) anniversary of the date of its adoption by the Committee. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options. The Plan shall become effective on the date on which it is adopted by the Board, but no Option granted under the Plan shall become exercisable unless and until (i) if necessary, the Commission des valeurs mobilièrs du Québec shall have approved the Plan, and (ii) the Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, Options previously granted under the Plan shall not vest and shall terminated and shall be null and void and no Options shall be granted thereafter under the Plan. No Options shall be granted under the Plan after the completion of ten (10) years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Options previously granted may extend beyond that date.

(d)     Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time provided that Code Section 409A is not triggered thereby. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Committee; amendments requiring shareholder approval shall become effective when adopted by the Committee, but no Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular person) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve (12) months of the Committee’s adoption of such amendment, any Option granted on or after the date of such amendment shall terminate and become null and void to the extent that such amendment was required to enable the Company to grant such Options to a particular person.

(e)     Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on December 28, 2006.